CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 20/Amendment No. 67 to Registration Statement File Nos. 333-103193/811-03713 on Form N-6 of our report dated March 26, 2020, relating to the financial statements comprising each of the Sub-Accounts of New England Variable Life Separate Account, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Statement of Additional Information.
/s/ DELOITTE & TOUCHE LLP
Tampa, Florida
April 23, 2020